Exhibit 10(e)

                      SCHERING-PLOUGH CORPORATION

                 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
               (AMENDED AND RESTATED TO FEBRUARY 24, 1998)

                               PREAMBLE


The principal purpose of this Supplemental Executive Retirement

Plan is to ensure the payment of a competitive level of

retirement income in order to attract, retain and motivate

selected executives of the Corporation and its affiliated

companies.

                               SECTION 1

                              Definitions

1.1  "Affiliate" means any corporation, partnership or other organization controlled by or under common control with the

Corporation.



1.2  "Basic Plan" means as to any Participant or Former

Participant the qualified retirement or pension plan of the

Corporation or an Affiliate pursuant to which retirement benefits are payable to such Participant or Former Participant or to the

Surviving Spouse or designated  Beneficiary of a deceased

Participant or Former Participant.

1.3  "Basic Plan Benefit" means the amount of benefit payable from the Basic Plan to a Participant or Former Participant.



1.4  "Board" means the Board of Directors of Schering-Plough

Corporation.



1.5  "Change of Control" means Change of Control as defined in the Corporation's 1992 Stock Incentive Plan.



1.6  "Committee" means the Committee provided for in Section 6 of the Plan.



1.7  "Corporation" means Schering-Plough Corporation, a New

Jersey Corporation, and any successor or assigns thereto.



1.8  "Deferral Rate" means a rate, at the option of the

Participant or the Former Participant, as the case may be, either

(a) equal to the actual yield on three-month U.S. Treasury bills as reported in the Wall Street Journal on the first business day of each calendar quarter, or (b) as reported in the Wall Street

Journal (or, if not reported in the Wall Street Journal, as

reported in a similar widely recognized business publication) on the first business day following the retirement or death, as the case may be, of the Participant or Former Participant, equal to the actual yield on U.S. Treasury securities with a maturity equal to the period for which a lump sum or annual installment payment is deferred pursuant to a Participant's Lump Sum Election or a Survivor's Lump Sum Election or action by the Committee under Section 4.6 hereof (or, if there are no U.S. Treasury

securities of such maturity, then the functional equivalent

thereof).  The Deferral Rate shall be selected by the Participant or Former Participant, as the case may be, at or before the time that a Participant's Lump Sum Election or Survivor's Lump Sum

Election, as applicable, is made.



1.9  "Earnings" means the base pay received as an employee as salary or wages, including any amounts deferred under Section

401(k) of the Internal Revenue Code, and bonuses awarded under any executive or management incentive plan of the Corporation or an Affiliate, excluding without limitation any stock awards,

stock options and rights under any Stock Option, Employee Stock

Ownership, or Stock Incentive Plan of the Corporation, any

pensions, profit-sharing, pay in lieu of vacation, or other

special remuneration.



"Average Final Earnings" means a Participant's or Former

Participant's average annual Earnings during the sixty

consecutive months for which his Earnings were highest during the last one hundred twenty consecutive months of his service.



1.10  "Effective Date" means January 1, 1983.

1.11 "Former Participant" means an executive employee who has been removed from further participation in the Plan.



1.12  "Optional Survivor's Benefit Payment Date" means  (a), in the case of a Participant or Former Participant having at least ten years of employment with the Corporation or an Affiliate, the first day of the month coincident with or next following the date of his death and (b), in the case of a Participant of Former

Participant having less than ten years of employment with the

Corporation or an Affiliate, the first day of the month

coincident with or next following (i) the date on which the

Participant or Former Participant would have attained age 55 or,

(ii) if later, the date on which the Participant or Former

Participant dies.



1.13  "Other Retirement Income" means retirement income payable to a Participant or Former Participant from the following

sources:

(a)    any Retirement Benefits Equalization Plan of the

Corporation or an Affiliate; and

(b)    any other contract, agreement or other arrangement with

the Corporation or an Affiliate (excluding any Basic Plan) to the extent it provides retirement or pension benefits.



1.14  "Participant" means an executive employee of the

Corporation or an Affiliate who becomes a participant in the plan pursuant to Section 2.



1.15  "Plan" means this Supplemental Executive Retirement Plan,

as amended from time to time.



1.16  "Retirement" means the termination of a Participant's or

Former Participant's employment with the Corporation or an

Affiliate on one of the retirement dates specified in Section 3 or the deemed retirement of a Participant or a Former Participant pursuant to an employment agreement between him and the

Corporation.



1.17  "Service" means a Participant's period of employment with the Corporation or an Affiliate for which benefits are accrued under the relevant Basic Plan.



1.18  "Surviving Spouse" means the spouse of a deceased

Participant or Former Participant to whom such Participant or

Former Participant has been validly married for a continuous period of at least one year immediately preceding such

Participant or Former Participant's death.



1.19  The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender, and the singular may

include the plural, unless the context clearly indicates the contrary.

                             SECTION 2

                Eligibility, Participation and Vesting


2.1  An executive of the Corporation or an Affiliate in an E-

grade pay status, participating in a Basic Plan and actively employed on the Effective Date, shall be a Participant on the

Effective Date.



     Any other executive of the Corporation or an Affiliate shall become a Participant on the date he achieves E-grade pay status and is a participant in a Basic Plan.



2.2  An executive of the Corporation or an Affiliate who is on a leave of absence on the date he would otherwise become a

Participant shall become a Participant on the date his leave of absence terminates and he resumes active employment.



2.3  A Participant who is removed from an E-grade pay status shall as of such date cease to be a Participant in the Plan and shall accrue no further benefits under the Plan.



                             SECTION 3

                      Eligibility For Benefits


3.1  Each Participant or Former Participant is eligible to

commence receiving benefits under this Plan on one of the

following dates, as such dates are defined in the relevant Basic

Plan.



(a)    "Normal Retirement Date."

(b)    "Early Retirement Date."

(c)    "Deferred or Postponed Retirement Date."


                           SECTION 4

               Amount and Form of Retirement Benefit

4.1  The annual retirement benefits provided by the Plan are designed to provide each Participant and Former Participant with an annual pension from the Plan and certain other sources equal to his Benefit as hereinafter specified.  The annual retirement benefits provided by Section 5 of the Plan to a Surviving Spouse of a Participant or Former Participant are designed to provide each such Surviving Spouse with a percentage of the Participant's or Former Participant's Benefit at date of death and also include benefits provided from sources other than the Plan as hereinafter specified.  Thus, the retirement benefits described hereunder as payable to Participants, Former Participants, and Surviving

Spouses, will be offset by retirement benefits payable from

sources specified herein outside the Plan.



4.2  The Benefit of a Participant or Former Participant retiring on his Normal Retirement Date or a Deferred or Postponed

Retirement Date shall be an annual benefit payable monthly

commencing on the first day of the calendar month coincident with or next following his Retirement equal to:

     a)  2% of his Average Final Earnings multiplied by his years of Service in E-grade pay status or, after ten years of Service in any pay status all Service except Service subsequent to

removal from E-grade pay status, up to twenty years plus 1% of his Average Final Earnings for each such year of such Service in excess of twenty years, inclusive of his Other Retirement Income and his Basic Plan Benefit; or



     b)  if greater, and if he has completed 10 years of Service in E-grade pay status on his Normal Retirement Date, 35% of his

Average Final Earnings, inclusive of his Other Retirement Income and his Basic Plan Benefit.



4.3  The Benefit of a Participant or Former Participant retiring on an Early Retirement Date shall be an annual benefit payable monthly commencing on the first day of the calendar month

coincident with or next following his Early Retirement Date equal to 2% of his Average Final Earnings multiplied by his years of

Service in E-grade pay status, or after ten years of Service in any pay status all Service except Service subsequent to removal from E-grade pay status, up to twenty years plus 1% of his

Average Final Earnings for each such year of such Service in excess of twenty years, inclusive of his Other Retirement Income and his Basic Plan Benefit, and reduced by the following factors depending upon his age on such Early Retirement Date:



     Age at Early
     Retirement Date     Reduction Factor

        64                     0
        63                     0
        62                     0
        61                     4%
        60                     8%
        59                    12%
        58                    16%
        57                    20%
        56                    24%
        55                    28%

provided however, that the Benefit payable to a Participant or

Former  Participant who retires while an active employee on an

Early Retirement Date on or after he has attained age 60 and has at least 10 years of Service in E-grade pay status shall not be less than an annual benefit payable monthly commencing on the first day of the calendar month coincident with or next following his Retirement equal to 35% of his Average Final Earnings,

inclusive of his Other Retirement Income and his Basic Plan

Benefit.



The Benefit of a Participant or Former Participant, whose

employment is terminated other than by Retirement, disability, or death, shall be an annual benefit payable monthly commencing on the first day of the calendar month coincident with or next

following his Normal Retirement Date, as determined under the preceding sentence but without taking into account the reduction factors, and if such Benefit is payable in a lump sum or annual installments pursuant to an election made in accordance with

Section 4.6, payment thereof shall be made or commence on such

Normal Retirement Date or on the first day of any month

thereafter not later than the second anniversary of such Normal

Retirement Date.



4.4  In the event that a Participant or Former Participant has become totally and permanently disabled for the purposes of the relevant Basic Plan, disability retirement benefits shall be payable under this Plan, and shall be determined pursuant to

Section 4 hereof, with Earnings (as defined herein) and Service deemed to have continued for such period, if any, as shall be applicable under the disability retirement benefit provisions of the relevant Basic Plan.



4.5  For the purpose of determining Benefits under the foregoing paragraphs of this Section 4:


     a)  Service prior to March 1, 1987 for all executives who

were Participants in the Plan on the Effective Date shall be deemed to be in an E-grade pay status; and



     b)  in no event shall the Benefit of an actively employed

executive participating in the Plan on March 1, 1987 be less than the Benefit which would be payable if such Benefit were

determined under the provisions of the Plan as in effect

immediately prior to such date.



4.6  The benefits under this Plan shall be payable to a

Participant or Former Participant in the normal form such

Participant's or Former Participant's retirement benefits would be payable under the Basic Plan determined solely on the basis of his marital status on his retirement benefit commencement date and without regard for any optional form of benefits elected under the Basic Plan.  Notwithstanding the preceding sentence, a

Participant or Former Participant may elect that payment of any benefits under this Plan shall be made in accordance with any optional form of benefit available under the Basic Plan or as hereinafter provided in this Section 4.6  A Participant or Former

Participant may elect (the "Participant's Lump Sum Election") to receive payment of the actuarial equivalent of the aggregate of his benefits under this Plan and any Survivor's Benefit payable to his Surviving Spouse under this Plan in a lump sum (x) in cash on his Early Retirement Date, Normal Retirement Date, or Deferred

or Postponed Retirement Date or the first day of any month

thereafter not later than the first day of the month coincident with or next following the second anniversary of such Early

Retirement Date, Normal Retirement Date, or Deferred or Postponed

Retirement Date, as the case may be, or on the fifth, tenth,

fifteenth or twentieth anniversary of his Early Retirement Date,

Normal Retirement Date, or Deferred or Postponed Retirement Date,

as the case may be, or (y) in two, three, four, five, ten,

fifteen, or twenty equal annual cash installments commencing on his Early Retirement Date, Normal Retirement Date, or Deferred or

Postponed Retirement Date or the first day of any month

thereafter not later than the first day of the month coincident with or next following the second anniversary of such Early

Retirement Date, Normal Retirement Date, or Deferred or Postponed

Retirement Date, as the case may be.  If a Participant or a

Former Participant terminates his employment by Retirement and dies with a Participant's Lump Sum Election in effect but prior to the payment of the full amount of such lump sum or annual installments, payment of the unpaid amount thereof shall be made to his Surviving Spouse, designated Beneficiary or estate in accordance with such Election.  Payment made in accordance with either of the two preceding sentences to the Participant or

Former Participant, his Surviving Spouse, designated Beneficiary or estate shall constitute full and complete satisfaction of the

Company's obligation in respect of the benefits of such

Participant or Former Participant and any Survivor's benefit of his Surviving Spouse.  If a Participant or Former Participant

dies before Retirement, the Company shall have no obligation in respect of his benefits under this Plan and shall be obligated to pay any Survivor's Benefit, if, but only if, his spouse shall survive him.  If the Participant or Former Participant does not make the Participant's Lump Sum Election, he may nevertheless elect (the "Survivor's Lump Sum Election") that if he should die prior to termination of employment, his Surviving Spouse shall receive the actuarial equivalent of her Survivor's Benefit, if any, in a lump sum (x) in cash on the Optional Survivor's Benefit

Payment Date or the first day of any month thereafter not later than the first day of the month coincident with or next following the second anniversary of the Optional Survivor's Benefit Payment

Date or on the fifth, tenth, fifteenth, or twentieth anniversary of the Optional Survivor's Benefit Payment Date, or (y) in two,

three, four, five, ten, fifteen, or twenty equal annual cash installments commencing on the Optional Survivor's Benefit

Payment Date or the first day of any month thereafter not later than the first day of the month coincident with or next following the second anniversary of the Optional Survivor's Benefit Payment

Date.  A Participant or a Former Participant may make any

election pursuant to this Section 4.6. or may modify or rescind such an election previously made:  (a), in the case of an

election of a form of benefit other than a lump sum or annual installments pursuant to a Participant's Lump Sum Election or a

Survivor's Lump Sum Election, at any time prior to the

Participant's or Former Participant's Retirement, except that in the case of a Participant or Former Participant whose employment is terminated other than by Retirement, such election,

modification or rescission must be made at least 90 days prior to his Normal Retirement Date; (b), in the case of a Participant's

Lump Sum Election by a Participant or a Former Participant whose

Retirement occurs on or after October 1, 1994, and on or before

July 1, 1995, at least 30 days prior to the date of his

Retirement;  (c), in the case of a Participant's Lump Sum

Election by a Participant or a Former Participant who is not

covered by clause (b) of this sentence, not later than the end of the calendar year preceding the calendar year in which the

termination of his employment occurs and at least six months prior to such termination of employment; and (d), in the case of a Survivor's Lump Sum Election by a Participant of Former

Participant, at least six months prior to his death; provided,

however, that in the event of a Change of Control, a Participant or Former Participant may make a Participant's Lump Sum Election or a Survivor's Lump Sum Election, or modify or rescind such an

Election previously made, within a period of 60 days following such Change of Control but in no event later than 30 days prior to the date of the termination of his employment.  Any election pursuant to this Section 4.6, or any modification or rescission of a previous election, shall be made in writing and filed with the Committee before the applicable limitation of time specified in this Section 4.6, and any election purported to be filed after the applicable limitation of time shall be void.  Unless

otherwise specified in the written form of election, the

actuarial equivalent of the benefits payable to a Participant or a Former Participant who has made a Participant's Lump Sum

Election, and the actuarial equivalent of any Survivor's Benefit payable to his Surviving Spouse pursuant to a Survivor's Lump Sum

Election, shall be paid in five equal annual installments

commencing on his Early Retirement Date, Normal Retirement Date,

Deferred or Postponed Retirement Date, or the first day of the month coincident with or next following his death, as the case may be, with interest payable at the three-month U.S. Treasury bill rate as reported in The Wall Street Journal on the first business day of each calendar quarter.  If benefits under this

Plan are payable to a Participant or Former Participant in a different form than his retirement benefits under the Basic Plan,

the amount of the offset provided in this Plan for such

Participant's or Former Participant's Basic Plan Benefit shall be actuarially converted into the form of benefit payable under this

Plan but solely for purposes of calculating the amount of such offset.  The amount of any lump sum payment shall be equal to the actuarial present value of the benefits payable under this Plan to a Participant, Former Participant or Surviving Spouse

calculated as of the Early Retirement Date, Normal Retirement

Date, Deferred or Postponed Retirement Date, or date of death of the Participant or Former Participant, as the case may be, by utilizing (a) the interest rate determined as of such Retirement

Date or date of death under the regulations of the Pension

Benefit Guaranty Corporation for determining the present value of a lump sum distribution on plan termination that were in effect on September 1, 1993, and (b) the other applicable actuarial assumptions in use as of such Retirement Date or date of death under the Basic Plan.  The amount of any annual installment shall be calculated by converting the benefits payable under this Plan to a Participant, Former Participant or Surviving Spouse, as the

case may be, into a lump sum amount in accordance with the

preceding sentence and by dividing such amount by the number of installments elected or deemed to have been elected by the

Participant or Former Participant.  The amount of any lump sum or annual installment of the benefit of any Participant or Former

Participant that is not paid within fifteen days after the date of his Retirement, and the amount of any lump sum or annual

installment of any Survivor's Benefit of his Surviving Spouse

that is not paid within fifteen days after the Optional

Survivor's Benefit Payment Date, shall bear interest from such fifteenth day after the date of Retirement or the Optional

Survivor's Benefit Payment Date, as the case may be, to but

excluding the date of payment of such amount, at the Deferral

Rate, compounded quarterly.  Interest on any such amount shall be paid on the date such amount is paid or, at the election of the

Participant or Former Participant, as the case may be, such

interest shall be paid currently on a semiannual basis (with such election to be made on or before the last date on which a

Participant's Lump Sum Election or Survivor's Lump Sum Election,

as applicable, may be made).  If the benefits under this Plan are to continue after a Participant's or Former Participant's death for the benefit of his spouse or a designated beneficiary, then such Participant or Former Participant shall have the right at any time to change the recipient of the survivorship benefit payable under this Plan; provided, however, that any such change,

if made after the applicable deadline set forth in the Basic

Plan, shall not affect the amount of the benefit payable under this Plan as originally calculated or the term for which such benefit is payable, also as originally calculated.  The Committee may, in its sole discretion, defer the payment of any lump sum or initial annual installment to a Participant or a Former

Participant who is a "covered employee" as defined in Section

162(m) of the Internal Revenue Code of 1986, as amended, if such payment would be subject to such Section's limitation on

deductibility; provided, however, that such payment shall not be deferred to a date later than the earliest date in the year in which such payment would not be subject to such limitation; and

further provided that the Company shall, at the time of payment of any amount so deferred, pay interest thereon from the due date thereof at the Deferral Rate, compounded quarterly.



4.7  Benefits payable under the Plan shall be regularly

redetermined to reflect any changes in a Participant's, a Former

Participant's, Surviving Spouse's or beneficiary's Basic Plan

Benefit or Other Retirement Income including any payments from any trust established by the Corporation to meets its obligations under this Plan.  If any Other Retirement Income is payable after the Participant's or Former Participant's death to a beneficiary other than the recipient of a survivorship benefit under this

Plan, the calculation of the survivorship benefits payable under this Plan shall include the Other Retirement Income payable to such beneficiary.  The Committee shall be empowered to make such additional equitable adjustments to accomplish the purposes of the foregoing as the Committee in its sole discretion shall

determine.



4.8  Subject to the foregoing limitations, the Benefit of each

Participant and Former Participant under the Plan shall at all times be 100% vested and nonforfeitable.


      SECTION 5

      Surviving Spouse Benefit

5.1  Upon the death of a Participant or Former Participant while employed by the Corporation or an Affiliate who has at least ten years of employment with the Corporation or an Affiliate, his

Surviving Spouse will be entitled to an immediate Survivors

Benefit under this Plan based upon his Benefit immediately prior to his death, but without any reduction factor, in accordance with the following schedule:



Age and service at Time of Death      Survivor's Benefit

a.   Age 55 or more with 10 or more   50% of the Participant's
     years of employment              or Former Participant's
                                      Benefit.

b.   Ages 50 through 54 with 10 or    50% of the Participant's or
     more years of employment, and    Former Participant's
     age plus years of employment     Benefit.
     equal 65 multiplied by 80.0%.


c.   Below age 50 with 10 or more     50% of the Participant's
     years of employment, and age     or Former Participant's
     plus years of employment         Benefit.
     equal 65 multiplied by 53.1%.

less any Basic Plan Benefit payable to the Surviving Spouse

whether or not the Participant or Former Participant has elected or has been deemed to have elected to have such benefit paid to his Surviving Spouse under the Basic Plan, and less any Other

Retirement Income.



5.2  Upon the death of any other Participant or Former

Participant his Surviving Spouse will be entitled to a survivors benefit under this Plan based upon his Benefit immediately prior to his death and computed as if he had retired on the day before his death and had elected a 50% Qualified Joint and Survivors

Annuity (as defined in the relevant Basic Plan) for the benefit of his Surviving Spouse.  Such survivors benefit under this Plan shall be reduced by any Basic Plan Benefit payable to the

Surviving Spouse whether or not the Participant or Former

Participant has elected or has been deemed to have elected to have such benefit paid to his Surviving Spouse under the Basic

Plan, and any other Retirement Income.



5.3  A Surviving Spouse's benefits provided under Section 5.1 will be payable monthly, and will commence on the first day of the month coincident with or next following the month in which the Participant or Former Participant dies, and will continue to the first day of  the month in which the Surviving Spouse dies.



5.4  A Surviving Spouse's benefits provided under Section 5.2 will be payable monthly, and will commence on the first day of the month coincident with or next following (a) the month in which the Participant or Former Participant would have attained age 55 or, (b) if later, the month in which the Participant or

Former Participant dies, and will continue to the first day of the month in which the Surviving Spouse dies.



     SECTION 6

     Committee

6.1  The Committee shall consist of such persons as may be

appointed by the Chief Executive Officer of the Corporation and

shall be responsible for the administration of the Plan.  The

Committee shall have the authority to interpret the Plan, to adopt, amend, and rescind rules and regulations for the

administration of the Plan, and generally to conduct and

administer the Plan and to make all determinations in connection with the Plan as may be necessary or advisable and all such

actions of the Committee shall be conclusive and binding upon all

Participants, Former Participants, Beneficiaries, and Surviving

Spouses.


     SECTION 7

     Miscellaneous


7.1  The Board may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part.  However, no amendment or suspension of the Plan may

adversely affect a Participant's or Former Participant's vested

Benefit under the Plan, or a retired Participant's or Former

Participant's right or the right of a Beneficiary or a Surviving

Spouse to receive or to continue to receive a benefit in

accordance with the Plan as in effect on the date immediately preceding the date of such termination, suspension or amendment.



7.2  Nothing contained herein will confer upon any Participant or

Former Participant the right to be retained in the service of the

Corporation or any Affiliate, nor will it interfere with the right of the Corporation or any Affiliate to discharge or

otherwise deal with Participants or Former Participants without regard to the existence of the Plan.



7.3  The Plan is unfunded, and the Corporation will make Plan benefit payments solely on a current disbursement basis,

provided, however, the Corporation reserves the right to

establish one or more trusts to provide alternative sources of benefit payments under this Plan.  The existence of any such trust or trusts shall not relieve the Corporation of any

liability to make benefit payments under this Plan, but to the extent any benefit payments are made from any such trust, such payment shall be in satisfaction of and shall reduce the

Corporation's liabilities under this Plan.  Further, in the event of the Corporation's bankruptcy or insolvency, all benefits

accrued under this Plan shall immediately become due and payable in a lump sum and all Participants, Former Participants,

Surviving Spouses and Beneficiaries shall be entitled to share in the Corporation's assets in the same manner and to the same

extent as general unsecured creditors of the Corporation.



7.4  If any dispute arises under the Plan between the Corporation and a Participant, Former Participant, Surviving Spouse or

Beneficiary (collectively or individually referred to as

"Participant" in this Section 7.4) as to the amount or timing of any benefit payable under the Plan or as to the persons entitled thereto, such dispute shall be resolved by binding arbitration proceedings initiated by either party to the dispute in

accordance with the rules of the American Arbitration Association and the results of such proceedings shall be conclusive on both parties and shall not be subject to judicial review.  If the disputed benefits involve the benefits of a Participant or Former

Participant who is no longer employed by the Corporation, the

Corporation shall pay or continue to pay the benefits claimed by the Participant until the results of the arbitration proceedings are determined unless such claim is patently without merit;

provided, however, if the results of the arbitration proceedings are adverse to the Participant, then in such event the recipient of the benefits shall be obligated to repay the excess benefits to the Corporation.  The Corporation expressly acknowledges that the amounts payable under the Plan are necessary to the

livelihood of Participants, Former Participants and their family members and that any refusal or neglect to pay benefits under the preceding sentence prior to the resolution of any dispute shall be prima facie evidence of bad faith on its part and will be conclusive grounds for an arbitration award resulting in an

immediate lump sum payment of the Participant's or Former

Participant's total benefits under the Plan to the person

entitled thereto, unless the arbitrator determines that the claim for the disputed benefits was patently without merit.  The amount of such lump sum payment shall be equal to the then actuarial value of such benefits (a) calculated by utilizing the assumed earnings rate and the other actuarial assumptions then in use under the Basic Plan for the calculation of lump sum

distributions from such Basic Plan but (b) adjusted for the fact that a lump sum distribution under this Plan will be immediately depleted by application of income tax and that the earnings on the depleted amount will also be subject to income tax, as

earned, whereas a lump sum distribution from the Basic Plan would be eligible for tax-free rollover to a tax exempt individual retirement account.  Such adjustment for income tax, including

Federal, state and local tax, if applicable, shall be computed on the basis of an assumed 50% combined tax rate and shall also take into consideration the income tax payable in respect of the

adjustment amount.  In order to assure uniformity of treatment and clarity in the operation of this provision, the Corporation agrees that the adjustment amount shall be 100% of the actuarial value of the benefits payable in a lump sum as calculated on the assumptions described above.  In addition, in the event of any dispute covered by this Section 7.4 the Corporation agrees to pay the entire costs of any arbitration proceeding or legal

proceeding brought hereunder, including the fees and expenses of counsel and pension experts engaged by a Participant and that such expenses shall be reimbursed promptly upon evidence that such expenses have been incurred without awaiting the outcome of the arbitration proceedings; provided, however, such costs and expenses shall be repaid to the Corporation by the recipient of same if it is finally determined by the arbitrators that the position taken by such person was without merit.



7.5  To the maximum extent permitted by law, no benefit under the

Plan shall be assignable or subject in any manner to alienation,

sale, transfer, claims of creditors, pledge, attachment or

encumbrances of any kind.



7.6  The Plan is established under and will be construed

according to the laws of the State of New Jersey.